                                                                    Exhibit 32.2

                Certification pursuant to 18 U.S.C. Section 1350
                        As adoptedpursuant to Section 906
                        of the Sarbanes-oxley act of 2002

         In connection with the Annual Report of Cell Tech International Incorporated (the "Company") on Form 10-K/A for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Form 10-K/A"), I, Marta C. Carpenter, Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(3) The Form 10-K/A fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(4) The information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

                             /s/ Marta C. Carpenter
                             -------------------------
                             Marta C. Carpenter
                             Chief Accounting Officer

                             DATED: August 14, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Cell Tech International Incorporated and will be retained by Cell Tech International Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.